As filed with the Securities and Exchange Commission on August 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COST PLUS, INC.

(Exact name of Registrant as specified in its charter)

California	94-1067973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 4th Street

Oakland, California 94607

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2004 STOCK PLAN

1996 DIRECTOR OPTION PLAN

(Full title of the plans)

Jane L. Baughman

Executive Vice President and

Chief Financial Officer

COST PLUS, INC.

200 4th Street

Oakland, California 94607

(510) 893-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry P. Massey, Jr., Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 per share par value: to be issued under the 2004 Stock Plan (1)	1,500,000 shares	$1.47(2)	$2,205,000	$123.04
Common Stock, $.001 per share par value: to be issued under the 1996 Director Option Plan (1)	300,000 shares	$1.47(2)	$441,000	$24.61
Total	1,800,000 shares		$2,646,000	$147.65

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2004 Stock Plan and 1996 Director Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the Nasdaq National Market on July 31, 2009.

The contents of the Registrant’s Registration Statement on Form S-8 as filed with the Commission on April 5, 1996 (File No. 333-3456), Registration Statement on Form S-8 as filed with the Commission on June 16, 1998 (File No. 333-56975), Registration Statement on Form S-8 as filed with the Commission on September 13, 2000 (File No. 333-45710), Registration Statement on Form S-8 as filed with the Commission on July 22, 2002 (File No. 333-96899), Registration Statement on Form S-8 as filed with the Commission on September 3, 2004 (File No. 333-118819), and Registration Statement on Form S-8 as filed with the Commission on October 11, 2006 (File No. 333-137944) are incorporated herein by reference.

*  *  *  *  *  *

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the “Company with the Commission:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, filed with the Commission on April 2, 2009.

(2) The Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2009, filed with the Commission on June 11, 2009.

(3) The Company’s Current Report on Form 8-K filed with the SEC on June 24, 2009 pursuant to Section 13 of the Exchange Act.

(4) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on February 23, 1996, as amended by Amendment No. 1 to Form 8-A filed on March 15, 1996, and any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description
4.1	Cost Plus, Inc.’s 2004 Stock Plan, as amended and restated through June 18, 2009.

4.2	Cost Plus, Inc.’s 1996 Director Option Plan, as amended and restated through June 18, 2009.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cost Plus, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on August 5, 2009.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman, Executive Vice
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry J. Feld and Jane L. Baughman, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry J. Feld	Director, Chief Executive Officer and President	August 5, 2009
Barry J. Feld	(Principal Executive Officer)

/s/ Jane L. Baughman	Executive Vice President and Chief Financial Officer	August 5, 2009
Jane L. Baughman	(Principal Financial and Accounting Officer)

/s/ Joseph H. Coulombe	Director	August 5, 2009
Joseph H. Coulombe

/s/ Clifford J. Einstein	Director	August 5, 2009
Clifford J. Einstein

/s/ Danny W. Gurr	Director	August 5, 2009
Danny W. Gurr

/s/ Willem Mesdag	Director	August 5, 2009
Willem Mesdag

/s/ Fredric M. Roberts	Director, Chairman of the Board	August 5, 2009
Fredric M. Roberts

/s/ Kim D. Robbins	Director	August 5, 2009
Kim D. Robbins

/s/ Kenneth T. Stevens	Director	August 5, 2009
Kenneth T. Stevens

COST PLUS, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Cost Plus, Inc.’s 2004 Stock Plan, as amended and restated through June 18, 2009.

4.2	Cost Plus, Inc.’s 1996 Director Option Plan, as amended and restated through June 18, 2009.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page).